Exhibit 16.1

Hamilton PC

2121 S. Oneida St., Suite 312
Denver, CO 80224
P: (303) 548-8072
F: (888) 466-4216
ed@hamiltonpccpa.com

SECURITIES AND EXCHANGE COMMISSION

Division of Corporation Finance

100 F Street, N.E., Mail Stop 7010

Washington, D.C. 20549

Re:	World Health Energy Holdings, Inc (the “Company”)
Form 8-K/A, Item 4.01 (the “Report”)

Gentlemen:

We have reviewed the above referenced amended Report filed by the Company. We do not disagree with the statements made by the Company in the Report and authorize the Company to file a copy of this letter as an exhibit to the Report.

Hamilton, PC
Denver, Colorado
March 18, 2013